UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 12, 2015

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

TETRA Technologies, Inc. (the "Company") has prepared presentation materials (the “Presentation Materials”) regarding the Company’s operations, strategies, and performance that management intends to use for the Company’s investor and analyst day to be held on November 12, 2015. From time to time, the Company may also use the Presentation Materials in presentations to current and potential investors, analysts, lenders, creditors, insurers, vendors, customers, employees and others with an interest in the Company and its business. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Presentation Materials will also be posted in the Investor Relations section of the Company’s website at www.tetratec.com. Separate presentation materials regarding CSI Compressco LP will be posted in the investor relations section of CSI Compressco’s website at www.csicompressco.com.

The information contained in the Presentation Materials is summary information that should be considered within the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so.

Use of Non-GAAP Financial Information

In addition to the financial information determined in accordance with generally accepted accounting principles (GAAP) that are included in the Presentation Materials, the Company has supplemented the financial results that it provides in accordance with GAAP that may be included in the Presentation Materials or addressed in the course of the presentation with disclosures concerning certain non-GAAP financial measures. Management believes that these non-GAAP financial measures are helpful in understanding the Company’s past financial performance and future financial performance. Such non-GAAP financial measures include:

•
Consolidated and Segment income before taxes, excluding the Company’s Maritech segment and unusual charges. Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show TETRA’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the unusual charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

•
Adjusted EBITDA. Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation, amortization and equity compensation expenses. Adjusted EBITDA may be presented on a consolidated and segment basis. Management uses Adjusted EBITDA as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

•
Net Debt. Net Debt is defined as the sum of long-term and short-term debt on the Company’s consolidated balance sheet less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management believes that Net Debt provides information concerning the Company’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

•
Free cash flow. Free cash flow is cash from operations, excluding cash settlements of Maritech’s asset retirement obligations, less capital expenditures. Management believes this is an important supplemental financial measure because it allows management to assess the Company’s ability to retire debt, and evaluate the capacity to further invest and grow.

•
Liquidity. Liquidity is defined as availability under the Company’s revolving bank line of credit (consisting of TETRA’s maximum credit commitment, less any outstanding balance) plus unrestricted cash (excluding the cash of CSI Compressco LP). Management views liquidity as a measure of the Company’s ability to fund investing and financing activities.

The methods the Company uses to produce these non-GAAP financial measures may differ from methods used by other companies. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission. Applicable reconciliations to the nearest GAAP financial measure of each non-GAAP financial measure is included in the presentation materials attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the Presentation Materials in Exhibit 99.1 and the separate presentation materials regarding CSI Compressco LP referenced above, are being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Presentation Materials of TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: November 12, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation Materials of TETRA Technologies, Inc.

4